Exhibit 10.5

Memorandum of Understanding Between Docola and Patients for Patient Safety United States

1.	Parties and Definitions: This Memorandum of Understanding (MOU) reflects the preliminary agreement between Docola and Patients for Patient Safety US (PFPS US) working together to pursue goals of PFPS US. The purpose of this MOU is to set forth the understandings under which PFPS US and Docola will work as Organizational Partners. Attachment A lists current PFPS US Organizational Partners.

2.	Background: Avoidable harm in healthcare includes death or injury caused by human error, process or protocol failures, missed or delayed diagnoses of medical conditions, medication errors, technology or medical equipment failures, gaps in communication or coordination among healthcare providers or with patients, and health equity problems such as bias or discrimination, among other causes.

Although estimates vary from country to country, avoidable harm in healthcare is now recognized as a one of the leading causes of avoidable death and therefore a serious global public health challenge. Many more people who do not die, but survive avoidable harm in healthcare, experience serious bodily injury, disability, emotional or psychological harm such as trauma or depression, or financial harm.

3.	Patients for Patient Safety, a Program of the World Health Organization (WHO): Patients for Patient Safety is an international network of patient safety advocates established by WHO in 2004 to raise awareness about avoidable harm in healthcare and advance the improvement of patient safety in every nation on earth.

PFPS was organized and is led by patients who have experienced avoidable harm themselves or close family members who are their advocates. Membership in PFPS is open to any person who:

▪	Agrees to supports WHO patient safety goals,
▪	Agrees to support the PFPS London Declaration (Attachment B), developed in 2005 as the PFPS pledge of partnership,
▪	Completes an orientation to WHO patient safety objectives and programs and PFPS’s role in advancing them, and
▪	Agrees to abide by WHO rules of engagement.

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People who meet these criteria are designated PFPS “Champions” and added to an international roster of members maintained by WHO. PFPS Champions are volunteers. We receive no compensation from WHO, are not agents of WHO, and cannot present ourselves as representatives of WHO.

PFPS US is a branch of the PFPS international network, established in 2021 by patient safety advocates with the mission of advancing the WHO Global Patient Safety Action Plan 2021-2030 (GPSAP) (Attachment C) in the United States.

In addition to individual PFPS Champions, the PFPS US network includes Organizational Partners interested in working with patients and their advocates to achieve one or more of the WHO GPSAP strategic objectives, in whole or in part. Organizational partners include government entities, educational institutions, nonprofit organizations, and for-profit organizations who are stakeholders in improving patient safety. These organizations have expressed a willingness to cooperate with PFPS Champions to improve patient safety.

4.	Strategic Objectives:

PFPS US will be active in pursuing the seven Strategic Objectives set forth in the GPSAP (Attachment C), pages 16-68.

▪	Strategic objective 1. Policies to eliminate avoidable harm in health care
▪	Strategic objective 2. High-reliability systems
▪	Strategic objective 3. Safety of clinical processes
▪	Strategic objective 4. Patient and family engagement
▪	Strategic objective 5. Health worker education, skills and safety
▪	Strategic objective 6. Information, research and risk management
▪	Strategic objective 7. Synergy, partnership and solidarity

PFPS Organizational Partners are asked to actively support implementation of at least one of these Strategic Objectives, in whole or in part. By joining PFPS US as an Organizational Partner, Docola is not required to support every strategy set forth in the GPSAP.

Organizational Partners will be consulted in the development of specific implementation positions, proposals or actions taken by PFPS US, but not required to support or endorse any specific position, proposal or action pursued by PFPS US.

5.	Additional Organizational Partners: As PFPS US grows it will partner with additional organizations that support the PFPS US Goal, Mission and Pledge of Partnership beyond those listed in Attachment A. Entities that produce, distribute or earn revenue from the distribution of firearm or tobacco products will not be eligible to participate as PFPS US Organizational Partners.

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6.	PFPS US Funding: This MOU creates no obligation on the part of Organizational Partners to fund PFPS US. Budgets for activities that implement all or part of PFPS US activity will be managed with the agencies or organizations contributing that funding or though agreements distinct from this MOU.

7.	Description of Cooperative Work: It is anticipated that PFPS US work will be done by working groups that include people who work for or represent PFPS US Organizational Partners. Working groups will report on their work to PFPS US Organizational Partners through email, conference calls, virtual meetings or in person meetings. Regular virtual meetings open to participation by PFPS US Organizational Partner representatives will be scheduled to coordinate this cooperative work.

8.	Use of Names on PFPS US Work Product: Each PFPS US Organizational Partner will be asked to allow the use of their organization’s name and logo in PFPS US materials, but logo use is not required. No Organizational Partner logo will be used without receiving express written consent.

9.	Duration and Amendment: The MOU will be effective from the date signed through December 31, 2022. It may be renewed at that time.

10.	Withdrawal: Any Organizational Partner is free to leave the PFPS US at any time. An Organizational Partner’s name will be removed from the list of partners (Attachment A) upon receipt by mail or fax of a written notice to do so.

11.	Good Faith Decision-making: All parties to the MOU agree to act in good faith in their cooperative dealings with one another in the pursuit of the PFPS US Goal, Mission and Pledge of Partnership. We agree to strive, through discussion and good faith negotiation, to reach consensus whenever possible.

12.	Confidentiality: All parties agree to respect the confidentiality of documents explicitly designated as such or the embargo on unreleased documents that may be shared by PFPS US Organizational Partners from time to time.

13.	Letters of Invitation: Organizations wishing to participate as a PFPS US Organizational Partner have the option of doing so by requesting a letter of invitation in lieu of or in addition to signing this MOU. Letters of invitation may be requested and must be accepted in writing.

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14.	Notices: All official notices on any matter pertaining to the commitments made in this MOU shall be sent mail email or fax to:

Contact Person: Martin Hatlie	Contact Person: Eran Kabakov
PFPS US	Docola
620 N LaSalle Street Chicago, IL 60654 Email: mhatlie@p4ps.net	801 W Bay Dr #506 Largo, FL 33770 eran@doco.la

All official notices from PFPS US will be sent to the designated contact person for the PFPS US Organizational Partner who signed the MOU or accepted a letter of invitation.

15.	Approval: By signing below, our organization agrees to the provisions of this MOU.

Agreement

Organization:

Docola
/s/ Martin J Hatlie
Signature

/s/ Eran Kabakov	Martin J Hatlie
Signature	Printed Name of Signer
Eran Kabakov	Founder
Printed Name of Signer	Title
CEO
Title:	Date:	December 17, 2021

Date: December 17, 2021

Organization:

Patients for Patient Safety US

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ATTACHMENT A

Patients for Patient Safety US (PFPS US)

Organizational Partners

Collaborative for Accountability and Improvement

GeaCom, Inc.

Healthcare Patient Partnership Institute

Institute for Safe Medication Practices/ECRI

Jewish Healthcare Foundation

Lucian Leape Institute & Institute for Healthcare Improvement

National Association for Healthcare Quality

Patient Safety Movement Foundation

Project Patient Care

Safe Care Campaign

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ATTACHMENT B

LONDON DECLARATION

Available at:

https://www.who.int/patientsafety/patients_for_patient/pfps_london_declaration_2010_en.pdf

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ATTACHMENT C

Available at:

https://www.who.int/teams/integrated-health-services/patientsafety/policy/global-patient-safety-action-plan

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